Exhibit 4.7

EXECUTION VERSION

DYNEGY FINANCE II, INC.,

as Issuer

6.75% SENIOR NOTES DUE 2019

INDENTURE

Dated as of October 27, 2014

Wilmington Trust, National Association,

as Trustee

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310(a)	(1)	N.A.
(a)	(2)	N.A.
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	N.A.
(b)		N.A.
(c)		N.A.
311(a)		N.A.
(b)		N.A.
(c)		N.A.
312(a)		N.A.
(b)		12.03
(c)		12.03
313(a)		N.A.
(b)	(1)	N.A.
(b)	(2)	N.A.
(c)		12.02
(d)		N.A.
314(a)		4.03;12.02;12.05
(b)		N.A.
(c)	(1)	12.04
(c)	(2)	12.04
(c)	(3)	N.A.
(d)		N.A.
(e)		N.A.
(f)		N.A.
315(a)		N.A.
(b)		12.02
(c)		N.A.
(d)		N.A.
(e)		N.A.
316(a)	(last sentence)	N.A.
(a)	(1)(A)	6.05
(3)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		N.A.
(c)		N.A.
317(a)	(1)	6.08
(a)	(2)	N.A.
(b)		N.A.
318(a)		12.01
(b)		N.A.
(c)		12.01

N.A. means not applicable.

* This Cross Reference Table is not part of this Indenture.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

EXHIBITS
Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited
Exhibit E	Form of Supplemental Indenture — Subsidiary Guarantees

iii

INDENTURE, dated as of October 27, 2014, between Dynegy Finance II, Inc., a Delaware corporation, and Wilmington Trust, National Association, as trustee.

The execution and delivery of this Indenture has been duly authorized by a Board Resolution of the Company.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Company’s 6.75% Senior Notes due 2019 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

For all purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquisitions” means the Duke Midwest Assets Acquisition and the EquiPower Acquisition.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.07(a) and (b) hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Law” means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of such Note; or

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of such Note at May 1, 2017 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (ii) all required interest payments due on such Note through May 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Authorized Officer” means, with respect to (i) delivering an Officer’s Certificate pursuant to this Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with this Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of the Company.

“Bankruptcy Law” means Title 11, U.S. Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of Dynegy or any of its Subsidiaries, any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan and one or more Permitted Holders);

(2)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than one or more Permitted Holders or a corporation owned directly or indirectly by the stockholders of Dynegy in substantially the same proportion as their ownership of stock of Dynegy prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy, measured by voting power rather than number of shares;

(3)                                 the first day on which a majority of the members of the Board of Directors of Dynegy are not Continuing Directors; or

(4)                                 prior to the EquiPower Escrow Release Date, Dynegy does not directly or indirectly beneficially own 100% of the Capital Stock of the Company.

“Company” means Dynegy Finance II, Inc., a Delaware corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by one Officer, which must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Dynegy who:

(1)                                 was a member of such Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to such Board of Directors with the approval of (x) one or more Permitted Holders or (y) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event, act or condition, which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Description of Notes” means the section titled “Description of the Notes” in the Offering Memorandum, dated October 10, 2014, related to the issuance and sale of the Initial Notes.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Domestic Subsidiary” means any Subsidiary of Dynegy that was incorporated or organized in the United States or any state thereof or the District of Columbia.

“Duke Midwest Assets Acquisition” means the acquisition contemplated by the Duke Midwest Purchase Agreement.

“Duke Midwest Assets Acquisition Deadline” means August 24, 2015.

“Duke Midwest Escrow Release Date” means the date on which the Escrow Agent shall release all amounts in the Finance I Escrow Accounts to or as directed by Finance I if, on or prior to the Duke Midwest Assets Acquisition Deadline, the Escrow Agent and Wilmington Trust, National Association, as trustee under the Finance I Notes Indentures, receive an officer’s certificate from Finance I certifying that the Duke Acquisition Escrow Conditions (as defined in the Escrow Agreement) have been satisfied.

“Duke Midwest Purchase Agreement” means the Purchase and Sale Agreement, dated as of August 21, 2014, by and among Dynegy Resource I, LLC, Duke Energy SAM, LLC and Duke Energy Commercial Enterprises, Inc.

“Duke Midwest Special Mandatory Redemption” means the redemption that shall occur within three Business Days (or such other minimum period as may be required by DTC) after the delivery of a Duke Midwest Special Mandatory Redemption Notice by Wilmington Trust, National Association, as trustee under the applicable Finance I Notes Indenture, to the holders of the applicable Finance I Notes, by Finance I redeeming all of the applicable Finance I Notes at a redemption price equal to 100% of the issue price of the applicable Finance I Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

“Duke Midwest Special Mandatory Redemption Event” means: (1) the Escrow Agent has not received an officer’s certificate from Finance I certifying that the Duke Acquisition Escrow Conditions have been satisfied on or prior to the Duke Midwest Assets Acquisition Deadline, (2) Dynegy has notified the Escrow Agent in writing that (a) Dynegy has determined that the Duke Midwest Assets Acquisition will not be consummated on or before the Duke Midwest Assets Acquisition Deadline or (b) the Duke Midwest Purchase Agreement has been terminated or (3) on the date that is five Business Days prior to the last Business Day of any calendar month prior to the Duke Midwest Escrow Release Date (beginning with November 20, 2014), Finance I has provided the Escrow Agent with an officer’s certificate certifying that the funds in a Finance I Escrow Account (as calculated by Finance I) would not be sufficient to fund a Duke Midwest Special Mandatory Redemption with respect to the applicable Finance I Notes if such redemption were to occur on the last Business Day of the following month.

“Duke Midwest Special Mandatory Redemption Notice” means a notice mailed and transmitted electronically via email by Finance I to Wilmington Trust, National Association, as trustee under the applicable Finance I Notes Indenture, and the Escrow Agent of the occurrence of a Duke Midwest Special Mandatory Redemption Event, within two Business Days following the occurrence of a Duke Midwest Special Mandatory Redemption Event.

“Dynegy” means Dynegy Inc., a Delaware corporation, and any and all successors thereto.

“Eligible Escrow Investments” means:

(1)                                 investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” or better by S&P and “Aaa,” “Aa1” or “Aa2” by Moody’s, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian; and

(2)                                 deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage at least through the EquiPower Acquisition Deadline.

“Environmental CapEx Debt” means indebtedness of the Company or its Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Company or its Subsidiaries to comply with Environmental Laws.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

“EquiPower Acquisition” means the acquisition contemplated by the EquiPower Purchase Agreement.

“EquiPower Acquisition Deadline” means May 11, 2015.

“EquiPower Escrow Release Date” means the date on which the Escrow Agent shall release all amounts in the Finance II Escrow Accounts to or as directed by the Company if, on or prior to the EquiPower Acquisition Deadline, the Escrow Agent and the Trustee, receive an Officer’s Certificate from the Company certifying that the EquiPower Escrow Conditions (as defined in the Escrow Agreement) have been satisfied.

“EquiPower Purchase Agreement” means each of (i) the Stock Purchase Agreement, dated as of August 21, 2014, among Dynegy Resource II, LLC, Energy Capital Partners II, LP, (“ECP II”), Energy Capital Partners II-A, LP, (“ECP II-A”), Energy Capital Partners II-B, LP, (“ECP II-B”), Energy Capital Partners II-C (Direct IP), LP, (“ECP II-C”), Energy Capital Partners II-D, LP (“ECP II-D”), Energy Capital Partners II (EquiPower Co-Invest), LP, EquiPower Resources Corp. and, solely for certain limited purposes set forth therein, each of Energy Capital Partners II-C, LP (“ECP II-C Fund”), Dynegy and the other parties party thereto and (ii) the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of August 21, 2014, among Dynegy Resource III, LLC, Dynegy Resource III-A, LLC, Brayton Point Holdings, LLC, Energy Capital Partners GP II, LP, ECP II, ECP II-A, ECP II-B, ECP II-D, Energy Capital Partners II-C (Cayman), L.P. and, solely for certain limited purposes set forth therein, ECP II-C Fund, Dynegy and there other parties party thereto.

“EquiPower Special Mandatory Redemption Event” means: (1) the Escrow Agent has not received an Officer’s Certificate from the Company certifying that the EquiPower Escrow Conditions have been satisfied on or prior to the EquiPower Acquisition Deadline, (2) Dynegy has notified the Escrow Agent in writing that (a) Dynegy has determined that the EquiPower Acquisition will not be consummated on or before the EquiPower Acquisition Deadline or (b) the EquiPower Purchase Agreement has been terminated or (3) on the date that is five Business Days prior to the last Business Day of any calendar month prior to the EquiPower Escrow Release Date (beginning with November 20, 2014), the Company has provided the Escrow Agent with an Officer’s Certificate certifying that the funds in the Finance II 2019 Notes Escrow Account would not be sufficient (as calculated by the Company) to fund an EquiPower Special Mandatory Redemption with respect to the Notes if such redemption were to occur on the last Business Day of the following month (or if such following month is May 2015, if such redemption were to occur on May 18, 2015).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of (1) Capital Stock of Dynegy (other than Disqualified Stock and other than to a Subsidiary of Dynegy) or (2) Capital Stock of a direct or indirect parent entity of Dynegy (other than to Dynegy or a Subsidiary of Dynegy) to the extent that the net cash proceeds therefrom are contributed to the common equity capital of Dynegy.

“Escrow Agent” means Wilmington Trust, National Association, in its capacity as escrow agent under the Escrow Agreement, and any and all successors thereto.

“Escrow Agreement” means the Escrow Agreement, dated as of October 27, 2014, among the Company, Finance I, the Trustee and the Escrow Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Finance I” means Dynegy Finance I, Inc., a Delaware corporation.

“Finance I 2019 Notes” means the 6.75% Senior Notes due 2019 issued by Finance I.

“Finance I 2019 Notes Escrow Account” means an escrow account into which Finance I will deposit, or will cause to be deposited, with the Escrow Agent, an amount equal to the gross proceeds of the offering of the Finance I 2019 Notes sold on the Issue Date, net of the Initial Purchasers’ discount and certain expenses.

“Finance I 2019 Notes Indenture” means the Indenture, dated as of October 27, 2014, between Finance I and Wilmington Trust, National Association, as trustee, governing the Finance I 2019 Notes.

“Finance I 2022 Notes” means the 7.375% Senior Notes due 2022 issued by Finance I.

“Finance I 2022 Notes Escrow Account” means an escrow account into which Finance I will deposit, or will cause to be deposited, with the Escrow Agent, an amount equal to the gross proceeds of the offering of the Finance I 2022 Notes sold on the Issue Date, net of the Initial Purchasers’ discount and certain expenses.

“Finance I 2022 Notes Indenture” means the Indenture, dated as of October 27, 2014, between Finance I and Wilmington Trust, National Association, as trustee, governing the Finance I 2022 Notes.

“Finance I 2024 Notes” means the 7.625% Senior Notes due 2024 issued by Finance I.

“Finance I 2024 Notes Escrow Account” means an escrow account into which Finance I will deposit, or will cause to be deposited, with the Escrow Agent, an amount equal to the gross proceeds of the offering of the Finance I 2024 Notes sold on the Issue Date, net of the Initial Purchasers’ discount and certain expenses.

“Finance I 2024 Notes Indenture” means the Indenture, dated as of October 27, 2014, between Finance I and Wilmington Trust, National Association, as trustee, governing the Finance I 2024 Notes.

“Finance I Escrow Accounts” means, collectively, the Finance I 2019 Notes Escrow Account, the Finance I 2022 Notes Escrow Account and the Finance I 2024 Notes Escrow Account.

“Finance I Notes” means, collectively, the Finance I 2019 Notes, the Finance I 2022 Notes and the Finance I 2024 Notes.

“Finance I Notes Indentures” means, collectively, the Finance I 2019 Notes Indenture, the Finance I 2022 Notes Indenture and the Finance I 2024 Notes Indenture.

“Finance II 2019 Notes Escrow Account” means an escrow account into which the Company will deposit, or will cause to be deposited, with the Escrow Agent, an amount equal to the gross proceeds of the offering of the Notes sold on the Issue Date, net of the Initial Purchasers’ discount and certain expenses.

“Finance II 2022 Notes” means the 7.375% Senior Notes due 2022 issued by the Company.

“Finance II 2022 Notes Escrow Account” means an escrow account into which the Company will deposit, or will cause to be deposited, with the Escrow Agent, an amount equal to the gross proceeds of the offering of the Finance II 2022 Notes sold on the Issue Date, net of the Initial Purchasers’ discount and certain expenses.

“Finance II 2022 Notes Indenture” means the Indenture, dated as of October 27, 2014, between the Company and Wilmington Trust, National Association, as trustee, governing the Finance II 2022 Notes.

“Finance II 2024 Notes” means the 7.625% Senior Notes due 2024 issued by the Company.

“Finance II 2024 Notes Escrow Account” means an escrow account into which the Company will deposit, or will cause to be deposited, with the Escrow Agent, an amount equal to the gross proceeds of the offering of the Finance II 2024 Notes sold on the Issue Date, net of the Initial Purchasers’ discount and certain expenses.

“Finance II 2024 Notes Indenture” means the Indenture, dated as of October 27, 2014, between the Company and Wilmington Trust, National Association, as trustee, governing the Finance II 2024 Notes.

“Finance II Escrow Accounts” means, collectively, the Finance II 2019 Notes Escrow Account, the Finance II 2022 Notes Escrow Account and the Finance II 2024 Notes Escrow Account.

“Finance II Notes” means, collectively, the Notes, the Finance II 2022 Notes and the Finance II 2024 Notes.

“Finance II Notes Indentures” means, collectively, this Indenture, the Finance II 2022 Notes Indenture and the Finance II 2024 Notes Indenture.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating lease under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with Section 2.01 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including Electric Reliability Council of Texas.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1,260,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchaser” means each of Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, UBS Securities LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Credit Agricole Securities (USA), Inc., Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc. and J.P. Morgan Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Issue Date” means October 27, 2014.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Necessary Capital Expenditures” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons or to prevent catastrophic failure of a unit.  The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Authorized Officer of the Company that meets the requirements set forth in this Indenture.

“Offering Memorandum” means the Offering Memorandum, dated October 10, 2014, related to the issuance and sale of the Finance I Notes and the Finance II Notes.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 herein.  The counsel may be an employee of or counsel to Dynegy, any Subsidiary of Dynegy or the Trustee.

“OID Legend” means the legend set forth in Section 2.06(g)(1)(A)(i) hereof to be placed on all Notes issued under this Indenture, if applicable.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Permitted Holders” means Franklin Advisers, Inc. and one or more of its Affiliates.

“Permitted Liens” means:

(1)                                 liens securing indebtedness in an aggregate principal amount not to exceed the greater of (a) $1.7 billion and (b) 30.0% of Total Assets (determined at the time of incurrence of such indebtedness and without giving effect to subsequent changes);

(2)                                 liens in favor of the Company or any of the Subsidiary Guarantors;

(3)                                 liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);

(4)                                 liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition;

(5)                                 liens to secure indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such indebtedness; and

(6)                                 liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Company or any of its Subsidiaries, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Total Assets, other than any such facility that the Company reasonably determines is not material to the business of the Company and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of Dynegy other than Disqualified Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 27, 2014, among the Company, Finance I and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other signatories party thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend, each as set forth in Section 2.06(g), deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(3).

“Responsible Officer” means(i) when used with respect to the Trustee, any vice president, assistant vice president, assistant secretary, assistant treasurer, associate or other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case, who at such time shall have direct responsibility for the administration of this Indenture and, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) when used with respect to any other Person, the chief executive officer, chief financial officer, treasurer or general counsel of such person.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means (i) with respect to the issuance of the Notes on the Issue Date, the 40-day distribution compliance period as defined in Regulation S, the termination of which shall be December 6, 2014, and (ii) with respect to any Additional Notes, the 40-day distribution compliance period as defined in Regulation S, notice of the termination of which shall be given by the Company to the Trustee, in writing, promptly after the date of original issuance of such Additional Notes.

“Rule 144” means Rule 144 adopted by the SEC under the Securities Act.

“Rule 144A” means Rule 144A adopted by the SEC under the Securities Act

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Special Mandatory Redemption” means the Duke Midwest Special Mandatory Redemption or the EquiPower Special Mandatory Redemption, as applicable.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Subsidiary Guarantor” means any of the Company’s current and future Wholly-Owned Domestic Subsidiaries that guarantees the Notes pursuant to the provisions of this Indenture, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination.

“Transactions” has the meaning set forth under the caption “Use of Proceeds” in the Offering Memorandum.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2017; provided, however, that if the period from the redemption date to May 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust, National Association, in its capacity as trustee under this Indenture, and any and all successors thereto.

“Unit Agent” means Wilmington Trust, National Association, in its capacity as unit agent under the Unit Agreement, and any and all successors thereto.

“Unit Agreement” means the agreement, dated as of October 27, 2014, among the Company, Finance I and Wilmington Trust, National Association, as unit agent, relating to the Units.

“Unit Legend” means the legend set forth in Section 2.06(g)(4) hereof to be placed on all Notes issued under this Indenture prior to the Separation Date.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Domestic Subsidiary” means, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Dynegy with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under applicable law).

Section 1.02 Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.06
“Change of Control Payment”	4.06
“Change of Control Payment Date”	4.06
“Covenant Defeasance”	8.03
“DTC”	2.03(b)
“EquiPower Special Mandatory Redemption”	3.08(c)
“EquiPower Special Mandatory Redemption Notice”	3.08(b)
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03(a)
“Payment Default”	6.01
“Registrar”	2.03(a)
“Separation Date”	2.01(c)
“Special Mandatory Redemption Price”	3.08(c)
“Units”	2.01(c)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions; and

(7)                                 references to sections of or rules under the Securities Act and the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01 Form and Dating.

(a)                                 General.  The Notes shall be issued in registered global form (except as otherwise permitted herein with respect to Definitive Notes) without interest coupons.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall furnish any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of the Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Units.  The Notes are initially offered as part of units (the “Units”), with each Unit consisting of $2,000 principal amount of the Finance I 2019 Notes and $3,000 principal amount of the Notes. The Finance I 2019 Notes and the Notes shall not be separately transferable until the Separation Date. The “Separation Date” shall be the date on which (i) a Duke Midwest Special Mandatory Redemption with respect to the Finance I 2019 Notes or an EquiPower Special Mandatory Redemption with respect to the Notes has occurred pursuant to Section 3.08 under the Finance I 2019 Notes Indenture or this Indenture, as applicable, (ii) the automatic exchange of either the Finance I 2019 Notes or the Notes has occurred pursuant to Section 2.08 under the Finance I 2019 Notes Indenture or this Indenture, as applicable, or (iii) as determined in the sole discretion of Morgan Stanley & Co. LLC following the occurrence of an Event of Default set forth in Sections 6.01(1), (2) or (6) under the Finance I 2019 Notes Indenture or this Indenture.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

One Officer must sign the Notes for the Company by manual, facsimile or .pdf signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication.

The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue under this Indenture, including any Additional Notes issued pursuant to Section 2.07 hereof.  Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

(a)                                 The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Holders and of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional Paying Agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.

(c)                                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (i) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes and (ii) will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders and, if this Indenture is qualified under the TIA, shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.  Global Notes may be exchanged by the Company for Definitive Notes if:

(1)                                 the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository;

(2)                                 the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers an Officer’s Certificate to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Definitive Notes prior to (i) the expiration of the Restricted Period and (ii) the receipt by the Registrar of any certificates required under the provisions of Regulation S; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of Dynegy;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1) (a) thereof; or

(ii)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.  Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(2) hereof, and to the requirements set forth below in this Section 2.06(c).

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S.  Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to Dynegy or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of Dynegy;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the

Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to Dynegy or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of Dynegy;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OR

(C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT, WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(i)                                     In the case of Notes issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes, the Notes will bear an additional legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE.  A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS:  DYNEGY FINANCE II, INC., C/O DYNEGY INC., 601 TRAVIS STREET, SUITE 1400, HOUSTON, TEXAS 77002, ATTENTION:  GENERAL COUNSEL.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1)THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF DYNEGY FINANCE II, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)), THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.”

(4)                                 Unit Legend.  Until the Separation Date, each Note will bear a legend in substantially the following form:

“THIS SECURITY HAS BEEN OFFERED AS PART OF A UNIT.  EACH UNIT CONSISTS OF $2,000 PRINCIPAL AMOUNT OF 6.75% SENIOR NOTES DUE 2019 OF DYNEGY FINANCE I, INC. (THE “FINANCE I 2019 NOTES”) AND $3,000 PRINCIPAL AMOUNT OF 6.75% SENIOR NOTES DUE 2019 OF DYNEGY FINANCE II, INC. (THE “FINANCE II 2019 NOTES”).  THE FINANCE I 2019 NOTES AND THE FINANCE II 2019 NOTES WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL THE “SEPARATION DATE,” WHICH SHALL BE THE DATE ON WHICH (I) A DUKE MIDWEST SPECIAL MANDATORY REDEMPTION WITH RESPECT TO THE FINANCE I 2019 NOTES OR AN EQUIPOWER SPECIAL MANDATORY REDEMPTION WITH RESPECT TO THE FINANCE II 2019 NOTES (AS SUCH TERMS ARE DEFINED IN THE INDENTURE GOVERNING THE FINANCE I 2019 NOTES (THE “FINANCE I 2019 NOTES INDENTURE”) AND IN THE INDENTURE GOVERNING THE FINANCE II 2019 NOTES (THE “FINANCE II 2019 NOTES INDENTURE”), RESPECTIVELY) HAS OCCURRED PURSUANT TO SECTION 3.08 UNDER THE FINANCE I 2019 NOTES INDENTURE OR THE FINANCE II 2019 NOTES INDENTURE, AS APPLICABLE, (II) THE AUTOMATIC EXCHANGE OF EITHER THE FINANCE I 2019 NOTES OR THE FINANCE II 2019 NOTES HAS OCCURRED PURSUANT TO SECTION 2.08 UNDER THE FINANCE I 2019 NOTES INDENTURE OR THE FINANCE II 2019 NOTES INDENTURE, AS APPLICABLE, OR (III) AS DETERMINED IN THE SOLE DISCRETION OF MORGAN STANLEY & CO. LLC FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT SET FORTH IN SECTIONS 6.01(1), (2) OR (6) UNDER THE FINANCE I 2019 NOTES INDENTURE OR THE FINANCE II 2019 NOTES INDENTURE.”

(5)                                 Applicable Procedures For Removal of Legends.

(i)                                     After the expiration of the applicable holding period referred to under Rule 144(d)(1) (taking into account the provisions of Rule 144(d) under the Securities Act, if applicable) following the Issue Date, Restricted Definitive Notes and beneficial interests in Restricted Global Notes may be exchanged for beneficial interests in an Unrestricted Global Note.  Any Restricted Definitive Note or Restricted Global Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Definitive Note or Restricted Global Note for exchange to the Registrar in accordance with the provisions of this Article II, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend.  To accomplish the exchange of beneficial interests in any Restricted Global Note for beneficial interests in an Unrestricted Global Note following the expiration referred to above, the Company may, without requiring any action or consent by the Holders of such Restricted Global Note:

(A)                               instruct the Trustee in writing to remove the Private Placement Legend from the Notes, and upon such instruction the Private Placement Legend shall be deemed removed from any Notes without further action on the part of Holders;

(B)                               notify the Holders that the Private Placement Legend has been removed or deemed removed; and

(C)                               instruct the Depositary to change the CUSIP number for the Notes to the unrestricted CUSIP number for the Notes;

provided that, if the Trustee so requests, the Company will deliver an Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that such exchange is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(ii)                                  If, after the Separation Date, any Notes remain outstanding, the Company may, without requiring any action or consent by the Holders of the Notes:

(A)                               instruct the Trustee in writing to remove the Unit Legend from the Notes, and upon such instruction the Unit Legend shall be deemed removed from any Notes without further action on the part of Holders; and

(B)                               notify the Holders that the Unit Legend has been removed or deemed removed.

(iii)                               The Company shall, in the case of legend removal pursuant to clauses (i) or (ii) above, comply with any procedures of DTC applicable thereto.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.06 and 9.05 hereof.

(3)                                 The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar not the Company shall be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                 The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                 All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)                                 Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act.

Section 2.07 Issuance of Additional Notes

(a)                                 The Company shall be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Company Order to the Trustee, to issue Additional Notes (in an unlimited amount) under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)                                 the issue price, the issue date and the CUSIP number of such Additional Notes.

(b)                                 If the EquiPower Acquisition is consummated prior to the Duke Midwest Assets Acquisition and the Company has merged into Dynegy and Dynegy has assumed all of the Obligations of the Company under this Indenture, then if the Duke Midwest Assets Acquisition is thereafter consummated, concurrently with such consummation and the merger of Finance I into Dynegy and the assumption by Dynegy of all of the Obligations of Finance I under the Finance I 2019 Notes Indenture, the Company shall issue to each holder of Finance I 2019 Notes a principal amount of Additional Notes equal to the principal amount of Finance I Notes held by such holder; provided that (i) interest on such Additional Notes shall accrue from the last date to which interest has been paid on such Finance I 2019 Notes or, if no interest has been paid, from the Issue Date and (ii) such Additional Notes shall be issued only if the Finance I 2019 Notes shall be cancelled concurrently with such issuance and no further payments of principal, interest, premium or other amounts shall be payable with respect thereto.

(c)                                  Upon the merger of the Company into Dynegy and the assumption by Dynegy of the Obligations under the Notes and this Indenture as set forth in Section 2.07(b) hereof, the Notes shall be assigned new CUSIP numbers.

Section 2.08 Exchange of Notes

If the Duke Midwest Assets Acquisition is consummated prior to the EquiPower Acquisition and Finance I has merged into Dynegy and Dynegy has assumed all of the Obligations of Finance I under the Finance I 2019 Notes Indenture, then if the EquiPower Acquisition is thereafter consummated, concurrently with such consummation and the merger of Finance II into Dynegy and the assumption by Dynegy of all of the Obligations of Finance II under this Indenture in accordance with the terms hereof:

(a)                                 each Holder of a Note shall surrender its Notes and receive a principal amount of Finance I 2019 Notes issued under the Finance I 2019 Notes Indenture equal to the principal amount of Notes surrendered by such Holder and, concurrently therewith, such Notes shall be cancelled and no further payments of principal, interest, premium or other amounts shall be payable with respect thereto; provided that interest on the Finance I 2019 Notes issued pursuant to this clause (a) shall accrue from the last date to which interest has been paid on the Notes that are cancelled, or if no interest has been paid, from the Issue Date; and

(b)                                 the Company and each Holder of Notes hereby agree to make a protective election under Revenue Procedure 2001-21, effective if the IRS does not treat the Finance I 2019 Notes to be received by the Holders of Notes pursuant to clause (a) above as fungible with the Finance I 2019 Notes issued on the Issue Date, to treat the exchange of the Finance I 2019 Notes for the Notes, pursuant to clause (a) above, as a realization event for U.S. federal income tax purposes.  Dynegy and the Company, if required to file a federal income tax return for the year in which such exchange occurs, will attach a statement to such return that (1) identifies the Finance I 2019 Notes, (2) identifies the Finance II 2019 Notes, (3) indicates the issue price of the Finance I 2019 Notes, and (4) indicates that an election was made under Revenue Procedure 2001-21.

Section 2.09 Replacement Notes.

(a)                                 If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

(b)                                 Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10 Outstanding Notes.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding.  Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) and Section 9.02(a) hereof.

(b)                                 If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c)                                  If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)                                 If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.11 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.12 Temporary Notes.

(a)                                 Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

(b)                                 Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.13 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner.  Certification of the disposition of all canceled Notes will be delivered to the Company at the Company’s written request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 CUSIP Numbers.

The Company, in issuing the Notes, may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Notes to be redeemed;

(4)                                 the redemption price; and

(5)                                 the applicable CUSIP numbers, if any.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee (or Registrar if other than the Trustee) shall select Notes for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depository, unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. No Notes of $2,000 or less shall be redeemed in part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption unless the Company defaults in making the applicable redemption payment.

Section 3.03 Notice of Optional Redemption.

At least 30 days but not more than 60 days before a redemption date with respect to an optional redemption of Notes pursuant to Section 3.07 hereof, the Company shall mail or cause to be mailed, by first class mail or delivered electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that, notwithstanding anything to the contrary in Section 3.07 hereof,  redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 of this Indenture.

The notice will identify the Notes to be redeemed and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)                                 if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

At the Company’s request, the Trustee shall give the notice of an optional redemption pursuant to Section 3.07 hereof in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption pursuant to Section 3.07 hereof and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof or is delivered in accordance with Section 3.08(b) hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, as applicable, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest to but excluding the redemption date and premium, if any, on, all Notes to be redeemed on that date.  Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest to but excluding the redemption date and premium, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a)                                 At any time prior to May 1, 2017, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 106.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the proceeds of one or more Equity Offerings; provided that:

(1)                                 at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to May 1, 2017, Dynegy may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to clauses (a) and (b) above, the Notes are not redeemable at Dynegy’s option prior to May 1, 2017.  Dynegy is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

(d)                                 On or after May 1, 2017, Dynegy may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

(a)                                 Except as set forth in this Section 3.08, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(b)                                 Within two Business Days following the occurrence of an EquiPower Special Mandatory Redemption Event, the Company shall mail and deliver electronically via email a notice (an “EquiPower Special Mandatory Redemption Notice”) to the Trustee and the Escrow Agent of the occurrence of an EquiPower Special Mandatory Redemption Event. The EquiPower Special Mandatory Redemption Notice shall include a request by the Company to the Trustee to, at the Company’s expense, deliver (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC) to the Holders of the Notes a notice prepared by the Company that an EquiPower Special Mandatory Redemption is to occur.

(c)                                  Within three Business Days (or such other minimum period as may be required by DTC) after the Trustee’s delivery of an EquiPower Special Mandatory Redemption Notice, the Company shall redeem (an “EquiPower Special Mandatory Redemption”) all of the Notes at a redemption price (the “Special Mandatory Redemption Price”) equal to 100% of the issue price of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Section 3.09 Calculation of Redemption Price.

The Trustee shall have no obligation to calculate the redemption price of any Note.

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m.  Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

All references to “interest” on the Notes in this Indenture will be deemed to include all Special Interest payable pursuant to the Registration Rights Agreement, if any.  Notwithstanding anything to the contrary contained herein, in the event the Company is required to pay Special Interest, the Company will provide written notice to the Trustee of the Company’s obligation to pay Special Interest no later than 15 days prior to the next interest payment date (or such shorter period as may be agreed by the Trustee), which notice shall set forth the amount of the Special Interest to be paid by the Company (but the failure to provide such notice shall not affect the Company’s obligation to pay such Special Interest when due).  The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any Special Interest is payable or the amount thereof.

Section 4.02 Maintenance of Office or Agency.

(a)                                 The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a)                                 Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Trustee, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)                                 all quarterly and annual reports of Dynegy that would be required to be filed with the SEC on Forms 10-Q and 10-K if Dynegy were required to file such reports; and

(2)                                 all current reports of Dynegy that would be required to be filed with the SEC on Form-8-K if Dynegy were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on Dynegy’s consolidated financial statements by Dynegy’s independent registered public accounting firm.  In addition, after the consummation of the EquiPower Acquisition, the Company shall file (or shall cause to be filed) a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).  To the extent such filings are made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders of Notes.  The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings.

If, notwithstanding the foregoing, the SEC will not accept Dynegy’s filings for any reason, the Company shall (i) post (or cause to be posted) the reports referred to in the first paragraph of this clause (a) on Dynegy’s website with no password protection within the time periods that would apply if Dynegy were required to file those reports with the SEC, (ii) not later than ten Business Days after the time Dynegy posts its quarterly and annual reports on its website, hold (or cause to be held) a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two Business Days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue (or cause to be issued) a press release to appropriate U.S. wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the Holders or Beneficial Owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at Dynegy (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call.

(b)                                  In addition, the Company agrees that, for so long as any Notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.03 will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture or documents related thereto.

Section 4.04 Compliance Certificate.

(a)                                 The Company and each Subsidiary Guarantor (to the extent that such Subsidiary Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Liens.

The Company will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other lien (other than Permitted Liens) upon any Principal Property to secure indebtedness for borrowed money represented by notes, bonds, debentures or other evidences of indebtedness, unless all payments due under this Indenture and the Notes issued thereunder are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

Section 4.06 Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes, if any, to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date specified in the notice.  Within 30 days following any Change of Control, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly mail or deliver electronically to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                        Notwithstanding anything to the contrary in this Section 4.06, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.06 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

Section 4.07 Additional Subsidiary Guarantees.

After the consummation of the EquiPower Acquisition, if any Wholly-Owned Domestic Subsidiary of Dynegy other than a Subsidiary Guarantor becomes a borrower under the Credit Agreement or guarantees any indebtedness under the Credit Agreement, within 30 days thereof Dynegy shall cause such Wholly-Owned Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under this Indenture and will deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Wholly-Owned Domestic Subsidiary will be a Subsidiary Guarantor with respect to the Notes until such Wholly-Owned Domestic Subsidiary’s Subsidiary Guarantee with respect to the Notes is released in accordance with this Indenture.

Section 4.08 Activities Prior to the EquiPower Escrow Release.

(a)                                 Prior to the EquiPower Escrow Release Date, the Company shall have no Subsidiaries. Prior to the EquiPower Escrow Release Date, the primary activities of the Company shall be restricted to borrowing funds to finance the EquiPower Acquisition, issuing capital stock to, and receiving capital contributions from, Dynegy or any of its Subsidiaries, performing its obligations in respect of the Finance II Notes, the Unit Agreement, the Finance II Notes Indentures, any other borrowings and the Escrow Agreement, granting Liens in favor of the holders of its indebtedness, consummating the applicable Transactions and conducting such other activities as are necessary or appropriate in connection with the applicable Transactions or to carry out the activities described above. Prior to the EquiPower Escrow Release Date, the Company shall not own, hold or otherwise have any interest in any assets other than funds from borrowings, other cash and Eligible Escrow Investments.

(b)                                 Prior to the EquiPower Escrow Release Date, the Company shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, incurring any debt or Liens, or entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) in each case except as is necessary or appropriate to effectuate the applicable Transactions substantially in accordance with the description of such Transactions, together with such amendments, modifications and waivers in connection therewith that are not, individually or in the aggregate, materially adverse to the holders of the Finance II Notes.

Section 4.09 Covenant Compliance Prior to the EquiPower Escrow Release.

(a)                                 For the period commencing on the Issue Date and until the EquiPower Escrow Release Date, to the extent Dynegy or any of its Subsidiaries has taken any action or engaged in any activities, other than, in each case, any action or activity necessary or appropriate to effectuate the Transactions, such actions and activities shall be treated and classified under this Indenture (including but not limited to determining whether a Default or Event of Default would have occurred) as if this Indenture and the covenants set forth herein had applied to Dynegy and its Subsidiaries during such period; provided that any such Default or Event of Default shall not prevent a release from the Finance II 2019 Notes Escrow Account following satisfaction of the EquiPower Escrow Conditions (as defined in the Escrow Agreement) and no such Default or Event of Default shall be deemed to have occurred if such Default or Event of Default no longer exists on the EquiPower Escrow Release Date.

(b)                                 Notwithstanding anything to the contrary herein, for all purposes of this Indenture, each transaction or event constituting part of the applicable Transactions shall be deemed to have occurred and been effective on the Issue Date as if it had occurred simultaneously with the issuance of the Initial Notes.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)                                 either:

(A)                               the Company is the surviving corporation; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Indenture, the Notes and the Registration Rights Agreement pursuant to documents in such form as are reasonably satisfactory to the Trustee; and

(3)                                 immediately after such transaction, no Default or Event of Default exists.

In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(1)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; and

(2)                                 any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, and interest or premium (if any) on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in payment when due of the principal of, or premium, if any, on the Notes;

(3)                                 failure by the Company or a Subsidiary Guarantor to comply with any covenant in this Indenture (other than a default specified in clause (1) or (2) above) for 60 days after written notice by the Trustee or Holders of at least 25% in principal amount of the Notes;

(4)                                 default under any document evidencing any indebtedness for borrowed money by the Company (or Dynegy prior to the consummation of the EquiPower Acquisition) or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

(A)                               is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion);

(5)                                 except as permitted by this Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and

(6)                                 (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

Section 6.02 Acceleration.

In the case of an Event of Default pursuant to Section 6.01(6), the Notes that are outstanding will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of such Notes that are outstanding may declare all the Notes to be due and payable immediately.

Section 6.03 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04 Control by Majority.

Holders of a majority in principal amount of the Notes that are then outstanding may direct the Trustee in its exercise of any trust or power.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.05 Limitations on Suits.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of the Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the Notes that are then outstanding have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)                                 Holders of a majority in aggregate principal amount of the Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.06 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.07 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof and to the Unit Agent under the Unit Agreement, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.

Section 6.08 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 hereof.  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d)                                 No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(e)                                  The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01.

Section 7.02 Rights of Trustee.

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any attorney or agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor, as applicable, will be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor, as applicable.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by the Trustee in compliance with such request or direction.

(g)                                  In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent, Custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Company and each Subsidiary Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, nuclear or natural catastrophes or acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer (software and hardware) facilities, or the failure of equipment or interruption of utilities, communications or computer (software and hardware) facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l)                                     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)                             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Company or any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any offering materials, this Indenture, the Notes or any Subsidiary Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it will not be responsible for any statement or recital herein or any statement in the Notes, any Subsidiary Guarantee or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail or deliver electronically to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Reports by Trustee to Holders.

If this Indenture is qualified under the TIA, then within 60 days after each November 15 beginning with the November 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail or deliver electronically to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b).  If this Indenture is qualified under the TIA, the Trustee will also transmit by mail or deliver electronically all reports in the manner required by TIA § 313(c).

Section 7.07 Compensation and Indemnity.

(a)                                 The Company and Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation, as agreed in writing from time to time, for its acceptance and administration of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust.  The Company and Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and each Subsidiary Guarantor, jointly and severally, will indemnify the Trustee and hold it harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture and the Subsidiary Guarantees, including the reasonable and documented costs and expenses of enforcing this Indenture and the Subsidiary Guarantees against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or bad faith or willful misconduct.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Subsidiary Guarantors of their obligations hereunder.  The Company or such Subsidiary Guarantor shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company and/or Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(d)                                 The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

(e)                                  The Company’s and Subsidiary Guarantors’ obligations under this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture, any termination of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding, and the repayment of all the Notes.

Section 7.08 Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring or removed Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail or deliver electronically a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee.

(g)                                  The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA§ 310(b).

Section 7.11 Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in

Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, and on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)                                 this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.03, 4.04, 4.05, 4.06 and 4.07 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a)                                 In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of Notes:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)                                 to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum, relating to the offering of the Initial Notes, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of this Indenture, the Notes or the Subsidiary Guarantees;

(7)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;

(8)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(9)                                 to allow any Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 12.04 and 9.06 of this Indenture the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a)                                 Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.06 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.03 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)                                 Upon the request of the Company accompanied by a resolution of its Board of Directors and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 12.04 and 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c)                                  It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail or deliver electronically such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.03 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Subsidiary Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenant described in Section 4.06 and provisions relating to the number of days’ notice to be given in the event of a redemption);

(3)                                 reduce the rate of or change the time for payment of interest on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in currency other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;

(7)                                 waive a redemption payment with respect to any Note (other than a payment required by the covenant described in Section 4.06 hereof); or

(8)                                 make any change in the amendment and waiver provisions of this Section 9.02 that require each affected Holder’s consent.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect if this Indenture is then qualified under the TIA.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company, in exchange for all Notes, may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBSIDIARY GUARANTEES

Section 10.01 Guarantee.

(a)                                       Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                       The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)                                       Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.  The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.04 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Dynegy or another Subsidiary Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued on the Issue Date.

Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.04 Releases.

(a)                                       The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(1)                                 upon the release, discharge or termination of such Subsidiary Guarantor’s obligations as a borrower under the Credit Agreement or such Subsidiary Guarantor’s guarantee of the Credit Agreement; or

(2)                                 upon defeasance or satisfaction and discharge of the Notes as provided in Articles 8 and 11 hereof.

(b)                                       Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably requested by the Trustee in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

(c)                                        Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)                                 no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)                                 the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                                 the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 hereof and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control if the Indenture is then qualified under the TIA.

Section 12.02 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier, email or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Dynegy Finance II, Inc.

c/o Dynegy Inc.

601 Travis Street

Suite 1400

Houston, Texas 77002
Telecopier No.: (713) 507-6588

Email: Catherine.Callaway@dynegy.com
Attention:  General Counsel

With a copy to:
White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Telecopier No.: (212) 354-8113

Email: gkashar@whitecase.com

Attention: Gary Kashar, Esq.

If to the Trustee:

Wilmington Trust, National Association

166 Mercer Street, Suite 2R

New York, NY 10012

Telecopier No.: (212) 343-1079

Email: btrayger@WilmingtonTrust.com

Attention: Global Capital Markets

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; when sent, without automatic reply that such transmission was unsuccessful, if emailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with the Company Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Company shall furnish to the Trustee:

(1)                                 an Officer’s Certificate satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include substantially:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Agents may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

(a)                                       THIS INDENTURE, THE NOTES, AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                       Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture,  the Notes or the Subsidiary Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.

(c)                                        Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 12.08(b) hereto.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                       Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.02 hereof, such service to be effective upon receipt.  Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 12.09 Waiver of Immunity.

To the extent that any of the Company or the Subsidiary Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, the Notes and/or Subsidiary Guarantees.

Section 12.10 Waiver of Jury Trials.

ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

All agreements of the Company in this Indenture  and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Subsidiary Guarantor in this Indenture will bind its successors.

Section 12.13 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.14 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.15 Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.16 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

IN WITNESS WHEREOF, we have hereunto signed our names as of the date set forth below.

Dated:  October 27, 2014

DYNEGY FINANCE II, INC.,
as Issuer

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Boris Treyger
Name:	Boris Treyger
Title:	Vice President

EXHIBIT A

[Face of Note]

CUSIP/ISIN:

6.75% Senior Notes due 2019

No.

DYNEGY FINANCE II, INC.

promises to pay to                             .

or registered assigns,

the principal sum of                               Dollars on November 1, 2019.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

Dated:                                , 20

DYNEGY FINANCE II, INC.

By:
Name:
Title:

Date of Authentication:                             , 20

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Back of Note]

6.75% Senior Notes due 2019

[Insert the Unit Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  The Company promises to pay interest on the principal amount of this Note at 6.75% per annum from [               ] until maturity.  The Company shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be [               ].  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

[Insert following if this is a Temporary Regulation S Global Note] [Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.                                      Method of Payment.  The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 15 and October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes, the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar.  The Company may change any Paying Agent or the Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Company issued the Notes under an Indenture, dated as of October 27, 2014, between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Indenture.

5.                                      Optional Redemption.

(a)                                 At any time prior to May 1, 2017, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 106.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of certain Equity Offerings; provided that:

(1)                                 at least 65% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b)                                 At any time prior to May 1, 2017, Dynegy may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to the preceding two paragraphs, the Notes are not redeemable at Dynegy’s option prior to May 1, 2017.  Dynegy is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

(d)                                 On or after May 1, 2017, Dynegy may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

(e)                                  Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.                                      Mandatory Redemption.

(a)                                 Except as set forth in this Section 6, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(b)                                 Within two Business Days following the occurrence of an EquiPower Special Mandatory Redemption Event, the Company shall mail and deliver electronically via email a notice (an “EquiPower Special Mandatory Redemption Notice”) to the Trustee and the Escrow Agent of the occurrence of an EquiPower Special Mandatory Redemption Event. The EquiPower Special Mandatory Redemption Notice shall include a request by the Company to the Trustee to, at the Company’s expense, deliver (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC) to the Holders of the Notes a notice that an EquiPower Special Mandatory Redemption is to occur.

(c)                                  Within three Business Days (or such other minimum period as may be required by DTC) after the Trustee’s delivery of an EquiPower Special Mandatory Redemption Notice, the Company shall, or shall cause the Trustee to, redeem all of the Notes at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

7.                                      Offer to Repurchase Upon a Change of Control.  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date specified in the notice.  Within 30 days following any Change of Control, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

8.                                      Notice of Optional Redemption.  Notice of redemption will be furnished at least 30 days but not more than 60 days before the redemption date, with respect to an optional redemption of the Notes pursuant to Section 5 hereof, to each Holder whose Notes are to be redeemed at its registered address, except that, notwithstanding anything to the contrary in Section 5 hereof,  redemption notices may be furnished more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

9.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.                               Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                               Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets pursuant to Article 5 of the Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (vi) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum, relating to the offering of the Initial Notes, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Subsidiary Guarantees, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, including without limitation, in connection with an automatic exchange of Notes as set forth in Section 2.07(b) thereof;  or (ix) to allow any Subsidiary Guarantor to execute a supplemental indenture and/or Subsidiary Guarantee with respect to the Notes to become a Subsidiary Guarantor.

12.                               Defaults and Remedies.  Events of Default include: (1) default for 30 days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days after written notice by the Trustee or Holders of at least 25% in principal amount of the Notes; (4) default under any document evidencing any indebtedness for borrowed money by the Company (or Dynegy prior to the consummation of the EquiPower Acquisition) or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:   (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion); (5) except as permitted by this Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company (or Dynegy prior to the consummation of the EquiPower Acquisition), any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

13.                               Trustee Dealings with Company.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 of the Indenture.

14.                               No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

15.                               Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

17.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Upon the merger of the Company into Dynegy and the assumption by Dynegy of the Obligations under the Notes and the Indenture as set forth in Section 2.07(b) of the Indenture, the Notes shall be assigned new CUSIP numbers.

18.                               NEW YORK LAW TO GOVERN.  THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Dynegy Finance II, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Email: Catherine.Callaway@dynegy.com

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Dynegy Finance II, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Attention: Dynegy Administrator

Re: 6.75% Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of October 27, 2014 (the “Indenture”), between Dynegy Finance II, Inc., as issuer (the “Company”), and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $              in such Note[s] or interests (the “Transfer”),                                                  to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐ Check if Transferee will take delivery, of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.                                      ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

5.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                        ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP            ),or

(iii)                               ☐ IAI Global Note (CUSIP                           ); or

(b)                                 ☐ a Restricted Definitive Note.

6.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                        ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP            ) , or

(iii)                               ☐ IAI Global Note (CUSIP                           ); or

(iv)                              ☐ Unrestricted Global Note (CUSIP             ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Dynegy Finance II, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Attention: Dynegy Administrator

Re: 6.75% Senior Notes due 2019

(CUSIP [    ])

Reference is hereby made to the Indenture, dated as of October 27, 2014 (the “Indenture”), between Dynegy Finance II, Inc., as issuer (the “Company”), and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                                           in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in

C-1

order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Dynegy Finance II, Inc.

c/o Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Attention: Dynegy Administrator

Re: 6.75% Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of October 27, 2014 (the “Indenture”), between Dynegy Finance II, Inc., as issuer (the “Company”), and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                 aggregate principal amount of:

(a)                                 ☐ a beneficial interest in a Global Note, or

(b)                                 ☐ a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                               , 20   , among                                                  (the “Guaranteeing Subsidiary”), a subsidiary of Dynegy Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company (as successor by merger to Dynegy Finance II, Inc.) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 27, 2014, between the Company and the Trustee, providing for the original issuance of an aggregate principal amount of $1,260,000,000 of 6.75% Senior Notes due 2019 (the “Notes”) and, subject to the terms of the Indenture, future unlimited issuances of 6.75% Senior Notes due 2019 (the “Additional Notes, and together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 4.07 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to be Bound; Guarantee.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture.  The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.

3.                                      NEW YORK LAW TO GOVERN.  THE INDENTURE, THE NOTES, AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

7.                                      Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly     executed and attested, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory